UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2004

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Woodley Avenue, Van Nuys, California (Address of Principal Executive Offices)	91406 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 781-4973

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Written communications pursuant to Rule 14a-12 under the Securities Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d.-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.14e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 1, 2004, Steven J. Borick, age 52, was appointed President and Chief Executive Officer of Superior Industries International, Inc. (the “Company”), effective January 1, 2005. Louis L. Borick, who will resign his position as Chief Executive Officer at that time, will continue to perform his duties as Chairman of the Board. Steven Borick, who is the son of Louis L. Borick, was appointed President and Chief Operating Officer, effective January 1, 2003. He joined the Company in January 1999 and was appointed Vice President, Strategic Planning in March 1999, and Executive Vice President in January 2000. He has also been a Director of the Company since 1981. Prior to joining the Company, he was engaged in the oil exploration business for over 20 years in his capacity as President of Texakota, Inc. and general partner of Texakota Oil Co. He is a Director and a member of the Audit Committee of MDC Holdings, Inc. and a Director of Richmond America Homes.

The Company leases a facility owned jointly by Steven J. Borick and two other children of Louis L. Borick. The Company pays an annual rental for this facility of approximately $292,000 under this lease agreement.

On March 18, 2004, the Company entered into an Executive Employment Agreement (“Agreement”) with Steven Borick. The Agreement provides for a one-year evergreen term, an annual base compensation of $650,000, an automobile allowance, life insurance and other customary employee benefits. Upon early termination of the Agreement by the Company without cause, Steven J. Borick will receive one year’s base compensation in the form of twelve monthly payments. Upon his termination of employment due to a “change in control” as defined in the Agreement, he will receive three years’ base compensation in the form of thirty-six monthly payments. For a more detailed description of the Agreement, please refer to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the Three Month Period Ended March 31, 2004.

Effective April 1, 2004, the Company entered into an Executive Annual Incentive Plan (“Plan”) with Steven Borick. During the annual bonus period, the Plan provides for an annual incentive compensation based upon actual annual earnings per share (“EPS”) performance versus the annual planned EPS, as approved by the Compensation Committee of the Board. He will be eligible to receive 100% of his annual base compensation if the Company’s annual EPS is between 90% and 100% of the annual planned level. If the Company’s annual EPS is less than 50% of the planned level, no bonus is awarded. If the annual EPS exceeds 100% of the planned level, he will be eligible for awards that will be interpolated up to 120% of planned level, with a maximum award of $1,000,000. A pro-rata interpolated rate will also be awarded between 50% and 90% of planned level. For a more detailed description of the Plan, please refer to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the Three Month Period Ended June 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Registrant)

Date: November 5, 2004

/s/ R. Jeffrey Ornstein
R. Jeffrey Ornstein
Vice President and Chief Financial Officer